PRESS RELEASE

deltathree Reports Fourth Quarter and Full Year 2009 Financial Results

deltathree Strengthens Position as Digital Voice and Video Service Provider

Recently Established $1.2 Million Line of Credit Provides Improved Financial Stability

New York, NY – March 25, 2010 – deltathree, Inc. (OTCBB: DDDC.OB), a global provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users, today announced financial results for the fourth quarter and full year 2009 ended December 31, 2009.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “While 2009 presented challenging global economic and telecommunications market conditions, deltathree made material progress in terms of improving our bottom line performance, reducing operating costs and strategically strengthening our suite of next generation communications services and back-end services to provide a foundation for future growth.  Our cost reduction initiatives allowed the company to significantly reduce its full year net loss by 73% as well as reduce core operating expenses (consisting of general and administrative, sales and marketing and research and development costs) by 49% year-over-year. We were able to accomplish all this while our total revenues declined only 6% in 2009 compared to 2008.  In addition, strategically in 2009 we were able to refocus our go-to-market approach to concentrate on white-label digital video and voice offerings to customers and partners.”

“Our overall service provider enabling business strategy remains focused on deploying innovative, differentiated and higher value IP-based communications solutions. In the fourth quarter we secured our second milestone agreement to provide digital video and voice services, extending the international reach of our next generation communications offerings. For 2010, we are expanding the focus of our service package to include enhanced video content and new mobile phone applications, as well as improved back-end services. With our world-class international VoIP network at the core, we believe these new offerings will strengthen our market position in some of the most attractive and fastest growing segments of the global communications marketplace.”

“2009 was also notable as we successfully secured a strategic investment from D4 Holdings, LLC, which established D4 as the majority stockholder of deltathree and whose ownership includes the owners of ACN, Inc., an international direct seller of telecommunications services.  Subsequent to year end, we also secured a new $1.2 million line of credit from D4 Holdings, providing us important near-term financial stability,” concluded Mr. Baruch.

For the fourth quarter of 2009, deltathree reported total revenues of $3.7 million compared with $4.6 million reported for the fourth quarter of 2008. For the full year 2009, deltathree reported total revenues of $19.0 million compared to $20.2 million for the full year 2008.

Fourth quarter 2009 GAAP net loss totaled $1.1 million, or $(0.02) per basic share, compared to a GAAP net loss for the fourth quarter of 2008 of $1.8 million, or $(0.05) per basic share.  Full year 2009 GAAP net loss totaled $3.2 million, or $(0.05) per basic share, compared to a GAAP net loss for the full year 2008 of $11.9 million, or $(0.36) per basic share. The fourth quarter and full year 2008 periods include the impact of $0.3 million and $1.2 million in restructuring expenses, respectively.

Fourth quarter 2009 non-GAAP adjusted EBITDA (as defined below) loss was $1.2 million, or $(0.02) per basic share, compared to a non-GAAP adjusted EBITDA loss of $0.2 million, or $(0.01) per basic share, for the fourth quarter of 2008.  Full year 2009 non-GAAP adjusted EBITDA loss was $2.5 million, or $(0.04) per basic share, compared to a non-GAAP adjusted EBITDA loss of $3.5 million, or $(0.11) per basic share, for the full year 2008.

deltathree defines adjusted EBITDA as earnings before restructuring expenses, restatement of deferred revenue, write-off of goodwill and intangible assets, stock-based compensation, interest, income taxes, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of December 31, 2009, deltathree held approximately $1.9 million in cash, cash equivalents, restricted cash and short-term investments, with no outstanding debt, negative working capital equal to approximately $2.0 million and negative stockholders’ equity equal to approximately $1.4 million. While deltathree’s cost reduction activities continue to yield measurable improvements, the company is continuing to draw upon its cash reserves on a monthly basis.

On March 1, 2010, deltathree entered into a loan and security agreement with D4 Holdings, securing a line of credit in a principal amount of $1.2 million.  The line of credit, combined with significant improvements in operating cost efficiency and the strategic repositioning of the company’s core business to drive revenues, are all aimed at strengthening deltathree’s near-term financial stability. The company is continuing to explore potential capital initiatives aimed at further strengthening its balance sheet and remedying its negative working capital.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a global provider of integrated Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider/reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer resellers and service providers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Ziv Zviel
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	ziv.zviel@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,514	$1,788
Restricted cash and short-term investments	366	317
Accounts receivable, net	270	760
Prepaid expenses and other current assets	409	398
Inventory	29	33
Total current assets	2,588	3,296

Property and equipment:
Telecommunications equipment	17,070	17,806
Furniture, fixtures and other	628	623
Leasehold improvements	793	787
Capital leases	422	422
Computers hardware and software	9,175	9,181
	28,088	28,819
Less accumulated depreciation	(27,434)	(27,378)
Property and equipment, net	654	1,441
Deposits	67	117
Total assets	$3,309	$4,854

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Current portion of capital leases	$144	$148
Accounts payable	1,912	1,485
Deferred revenues	657	771
Other current liabilities	1,868	1,615
Total current liabilities	4,581	4,019

Long-term liabilities:
Capital leases - net of current portion	3	147
Severance pay obligations	150	140
Total current liabilities	153	287
Total liabilities	4,734	4,306

Stockholders’ equity (deficiency):
Share capital:
Common Stock, par value $0.001 per share; authorized 75,000,000 shares; issued and outstanding: 72,030,505 at December 31, 2009, and 32,870,105 at December 31, 2008.	72	33
Additional paid-in capital	174,324	173,137
Accumulated deficit	(175,821)	(172,622)
Total stockholders’ equity (deficiency)	(1,425)	548
Total liabilities and stockholders’ equity	$3,309	$4,854

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)

Revenues	$3,683	$4,646	$19,002	$20,226

Costs and operating expenses:
Cost of revenues	3,329	3,475	16,127	14,744
Research and development expenses	130	499	464	3,356
Selling and marketing expenses	287	581	1,201	3,636
General and administrative expenses	887	1,233	3,514	3,130
Restructuring expenses	-	266	-	1,223
Write-off of goodwill	-	-	-	2,002
Write-off of intangible assets	-	-	-	1,564
Change in deferred revenue relating to previous years	-	-	-	596
Depreciation and amortization	167	342	890	1,836

Total costs and operating expenses	4,800	6,396	22,196	32,087

Loss from operations	(1,117)	(1,750)	(3,194)	(11,861)

Capital gain	-	39	86	39
Other non-operating income	-	-	15	19
Interest expense	8	57	72	35
Net loss before taxes	(1,125)	(1,768)	(3,165)	(11,866)
Income taxes	5	1	34	28
Net loss	$(1,130)	$(1,769)	$(3,199)	$(11,866)

Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.05)	$(0.36)

Basic and diluted weighted average number of shares outstanding	71,999,255	32,870,105	67,877,743	32,870,105

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)

	2009	2008
Cash flows from operating activities:
Net loss	$(3,199)	$(11,866)
Adjustments to reconcile net loss for the year to net cash (used in) provided by operating activities:
Write-off of intangible assets	-	3,566
Depreciation and amortization	890	1,537
Amortization of intangible asset	-	338
Write-off of office equipment	20	357
Write-off of long-term deposits	50	-
Tax provision	(400)	700
Stock-based compensation	142	390
Capital gain, net	(86)	(39)
Liability for severance pay, net	10	(201)
Provision for losses on accounts receivable	253	121
Exchange rates differences on deposits, net	-	(1)
Change in deferred revenues relating to previous years	-	596
Changes in operating assets and liabilities:
Decrease in accounts receivable	237	180
(Increase) decrease in prepaid expenses other current assets	(59)	128
Decrease (increase) in inventory	4	160
Increase (decrease) in accounts payable	427	(1,020)
Decrease in deferred revenues	(114)	(376)
Increase (decrease) in other current liabilities	645	(750)
	2,019	5,686
Net cash (used in) operating activities	(1,180)	(6,180)

Cash flows from investing activities:
Purchase of property and equipment	(192)	(358)
Proceeds from sale of property and equipment	156	141
Long term investment, net	-	1,085
Decrease (increase) in short-term investments	(49)	5,566
Purchase of Go2Call operations, net	-	-
Net cash (used in) provided by investing activities	(85)	6,434

Cash flows from financing activities:
Payment of capital leases	(140)	(115)
Proceeds from exercise of options	14	-
Proceeds from issuance of shares, net	1,070	-
Release of restricted cash	47	-
Net cash provided by (used in) financing activities	991	(115)

Decrease (increase) in cash and cash equivalents	(274)	139
Cash and cash equivalents at beginning of year	1,788	1,649
Cash and cash equivalents at end of year	1,514	1,788

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
($ in thousands)

	2009	2008

Supplemental disclosures of cash flow information:
Cash paid for:
Taxes	$25	$48

Supplemental schedule of investing and financing activities:
Acquisition of capital leases	-	$197

Cash received from:
Proceeds from issuance of shares	1,170	-
Direct costs paid for services due to issuance of shares	(100)	-
Total proceeds	(1,070)	-

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net loss in accordance with generally accepted accounting principles	$(1,130)	$(1,769)	$(3,199)	$(11,866)

Add/(less):
Depreciation and amortization	167	342	890	1,836
Write-down of goodwill	-	-	-	2,002
Write-down of intangible assets	-	-	-	1,564
Change in deferred revenue relating to previous years	-	-	-	596
Restructuring expenses	-	266	-	1,223
Tax provision	(400)	700	(400)	700
Stock-based compensation	107	157	142	390
Interest expense	8	57	72	35
Income taxes	5	1	34	28

Adjusted EBITDA	$(1,243)	$(246)	$(2,461)	$(3,492)

Basic and diluted adjusted EBITDA per share	$(0.02)	$(0.01)	$(0.04)	$(0.11)

Basic and diluted weighted average number of shares outstanding	71,999,255	32,843,752	67,877,743	32,870,105

deltathree defines adjusted EBITDA as earnings before restructuring expenses, restatement of deferred revenue, write-off of goodwill and intangible assets, stock-based compensation, interest, income taxes, depreciation and amortization.